                                                                  1996 FORM 10-K
                                                                   EXHIBIT 10.18



                          TREASURY SERVICES AGREEMENT

     MEMORANDUM OF AGREEMENT with effect as of the 1st day of January, 1996.

     A M O N G:

                  IPL ENERGY INC., a corporation incorporated
                      under the laws of Canada ("Energy")

                                                               OF THE FIRST PART

                                    - and -

                      LAKEHEAD PIPE LINE COMPANY, INC., a
                      corporation incorporated under the laws of the State of Delaware ("Lakehead")

                                                              OF THE SECOND PART

            WHEREAS:

     A. Energy has agreed to provide to Lakehead the treasury services described in Schedule "A" hereto, with such deletions, additions or modifications as the parties may agree upon (the "Treasury Services");

     B. Lakehead desires to obtain the Treasury Services and Energy is prepared to make available and provide the Treasury Services to Lakehead on the terms hereinafter set forth;

     C. Energy incurs expenses (the "Treasury Expenses") to provide the Treasury Services to its subsidiaries and affiliates including Lakehead;

     D. Lakehead agrees to pay its proportionate share of the Treasury Expenses, on the terms and conditions set forth herein;

     The parties hereto desire to reduce to writing the agreement pursuant to which the Treasury Services will be provided and paid for hereunder.

     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

                                                     Treasury Services Agreement
                                                                          Page 2


                                   ARTICLE I
                             PROVISION OF SERVICES

      1.1 For each Lakehead fiscal year commencing January 1, 1996 Lakehead shall pay to Energy an annual fee equal to the product of Energy's total forecasted North American Treasury expenses for Energy's corresponding fiscal year, multiplied by a percentage amount equal to the following:

              a) the percentage amount used in the prior year, which for the 1996 fiscal year has been deemed to be 28%; or

              b) if either party proposes a variation to the percentage amount from that used for the previous year, a percentage amount mutually agreed upon by the Vice-President & Treasurer of Energy and the Chief Accountant of Lakehead.

              Such percentage amount will reflect a fair and reasonable allocation to Lakehead of the total Treasury Expenses for the applicable year.

              If material, an adjustment will be made for the difference between the year's actual Treasury Expenses compared to the year's forecasted Treasury Expenses.

      1.2 For 1996, Energy's total forecasted North American Treasury expenses are $1,495,000 of which Lakehead's share pursuant to
              Section 1.1 above is $420,000 subject to adjustment as provided for in Section 1.1.

      1.3 The fees to be paid pursuant to Section 1.1 hereof shall be paid by Lakehead within 30 days of receiving a monthly invoice from Energy for the Treasury Services.

      1.4 The provisions of Article I of this Agreement will apply in respect of Treasury Expenses until this Agreement is terminated or amended in accordance with Section 2.1 or Section 2.18, respectively.

      1.5 All amounts payable under this Agreement are expressed in Canadian dollars but payment may be made in equivalent U.S. dollars.


                                   ARTICLE II
                                 MISCELLANEOUS

      2.1 The obligations of a party hereto under this Agreement may be terminated by such party upon 30 days written notice to the other party. Such termination shall not relieve a terminating party of its obligations up to and including the date of termination.

                                                     Treasury Services Agreement
                                                                          Page 3



       2.2 This Agreement is not intended to create, and shall not be construed as creating, any relationship of partnership, agency, joint venture or association for profit between the parties.

       2.3 Neither of the parties hereto shall have any fiduciary obligations or duties to the other party by reason of this Agreement. Either party may conduct any activity or business for its own profit, whether or not such activity or business is in competition with any activity or business of the other party.

       2.4 In providing the Treasury Services, Energy shall not be liable for damages to Lakehead for any delays or errors in providing the Treasury Services or for loss of data or records save and except where said delays or errors are the result of negligence or a breach of this Agreement by Energy or its agents.

       2.5 The Treasury Services shall be provided on the basis that Energy does not make any warranties or representations, express or implied, with respect to the Treasury Services save and except that the Treasury Services shall be provided by qualified personnel in a professional and timely manner.

       2.6 Lakehead hereby releases Energy from any claims which it may have with respect to the provision of the Treasury Services, unless such claims are the result of the negligence of Energy or a breach of this Agreement by Energy.

       2.7 Lakehead shall indemnify and hold Energy harmless from and against any loss, damage, claim, liability, debt, obligation or expense (including reasonable legal fees and disbursements) incurred or suffered by Energy and relating in any way to this Agreement or the provision of the Treasury Services, excluding any loss, damage, claim, liability, debt, obligation or expense resulting from or arising from or in connection with a negligent act or omission of Energy or a breach of this Agreement by Energy.

       2.8 If either party to this Agreement is rendered unable by force majeure to carry out its obligations under this Agreement, other than Lakehead's obligation to make payments to Energy as provided for herein, that party shall give the other party prompt written notice of the force majeure with reasonably full particulars concerning it. Thereupon, the obligations of the party giving the notice, so far as they are affected by the force majeure, shall be suspended during, but no longer than the continuance of, the force majeure. The affected party shall use all reasonable diligence to remove or remedy the force majeure situation as quickly as practicable.

               The requirement that any force majeure situation be removed or remedied with all reasonable diligence shall not require the settlement of strikes, lockouts or other

                                                     Treasury Services Agreement
                                                                          Page 4


            labour difficulty by the party involved, contrary to its wishes. Rather, all such difficulties may be handled entirely within the discretion of the party concerned.

            The term "force majeure" means any one or more of:

            (a)    an act of God;

            (b) a strike, lockout, labour difficulty or other industrial disturbance;

            (c) an act of a public enemy, war, blockade, insurrection or public riot;

            (d)    lightning, fire, storm, flood or explosion;

            (e)    governmental action, delay, restraint or inaction;

            (f)    judicial order or injunction;

            (g)    material shortage or unavailability of equipment; or

            (h) any other cause or event, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the party claiming suspension.

    2.9 Each party shall from time to time, and at all times, do such further acts and execute and deliver all such further deeds and documents as shall be reasonably requested by the other party in order to fully perform and carry out the terms of this Agreement.

    2.10    Time is of the essence of this Agreement.

    2.11 Any notice, request, demand, direction or other communication required or permitted to be given or made under this Agreement to a party shall be in writing and may be given by hand delivery to the party to whom it is addressed or sent by telefax to such party at its address noted below:

            (a)    in the case of Energy, to:

                   IPL ENERGY INC.               2900 Canada Trust Tower
                                                 421 - 7th Ave. S.W.
                                                 Calgary, Alberta T2P 4K9

                   Attention:                    Mr. J.R. Bird

                   Facsimile:                    (403) 231-3920

                                                     Treasury Services Agreement
                                                                          Page 5


            (b)   in the case of Lakehead, to:

                  LAKEHEAD PIPE LINE COMPANY, INC.     21 West Superior Street
                                                       Suite 400
                                                       Duluth, MN 55802

                   Attention:                          Mr. S.Q. DeVinck

                   Facsimile:                          (218) 725-0445

            or at such other address of which notice may have been given by such party in accordance with the provisions of this section.

            Any such telefax shall, if a confirmation copy thereof is mailed by first class mail from the office of the sender to the addressee of such telefax at the foregoing address within 24 hours of the transmission of such telefax, be deemed to have been received at the opening of business at the premises of such addressee on the first business day following the transmission of such telefax; provided that, if at the time of mailing of any such confirmation copy or, if during the seven (7) business days thereafter, there is a strike, lock-out or other interruption relating to the mail service of Canada or the United States, then such confirmation copy shall be provided by personal delivery.

    2.12 This Agreement may be executed in several counterparts, no one of which needs to be executed by both of the parties. Each counterpart, including a facsimile transmission of this Agreement, shall be deemed to be an original and shall have the same force and effect as an original. All counterparts together shall constitute but one and the same instrument.

    2.13 The provisions of this Agreement shall be construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

    2.14 This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors. This Agreement may not be assigned by either of the parties hereto without the prior written consent of the other party.

    2.15 The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Treasury Services Agreement and not to any particular Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

                                                     Treasury Services Agreement
                                                                          Page 6


      2.16 Words importing the singular number shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa, and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa.

      2.17 In the event that one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or impaired thereby. Each of the provisions of this Agreement is hereby declared to be separate and distinct.

      2.18 Subject to obtaining the necessary regulatory approvals, this Agreement may not be modified or amended except by an instrument in writing signed by each of the parties hereto or by their respective successors or permitted assigns.

      2.19 This Agreement constitutes the whole and entire agreement between the parties hereto and supersedes any prior agreement, undertaking, declarations, commitments, representations, verbal or oral, in respect of the subject matter hereof.


IN WITNESS WHEREOF the parties hereto have executed this Agreement with effect as of the date first above written.


                                                LAKEHEAD PIPE LINE COMPANY, INC,

               Terms       SDL 10/18/96          S.Q. DeVinck
                                                 Name:  Steven Q. DeVinck
               Description                       Title: Chief Accountant

               Form        SDL 10/18/96

                                                IPL ENERGY INC.
                 IPL        APPROVAL
                 Terms:_____________             J. R. Bird
                                                 Name:  J. R. Bird
                                                 Title: Vice President and
                                                        Treasurer
                 Date:______________


                 Form: Sept. 24, 1996


                 Date: Sept. 26, 1991

                                  SCHEDULE "A"

              Treasury Services to Lakehead (LAKEHEAD PIPELINE LP)



       (a) Acting as primary interface between Lakehead and financial markets.

       (b) Short-term money management (investment of surplus funds and short-term borrowing).

       (c)    Servicing long-term debt and equity obligations.

       (d) Banking arrangements (compensation, operating lines of credit, letters of credit, advice on banking and cash management issues).

       (e) Advice relating to interest rate, foreign exchange, counterparty credit risk management.

       (f) Advice on major lease versus buy financing decisions, and project financing as required.

       (g) Advice on existing public and private debt and the structure and arrangement of new debt and equity financing as required.

       (h)    Acting as primary interface with external credit rating agencies.

       (i) Participation in preparation for rate hearings and planning, corporate finance and cash management issues.

       (j) Use of Platinum system for maintenance of treasury information and generation of treasury transaction records.